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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) December 29, 2000
                                                      -----------------

                            UNITED RENTALS, INC.
                    UNITED RENTALS (NORTH AMERICA), INC.
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             (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-14387                 06-1522496
         Delaware                      1-13663                 06-1493538
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(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)              File Number)          Identification No.)


Five Greenwich Office Park, Greenwich, Connecticut                06830
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code        (203) 622-3131
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Four Greenwich Office Park, Greenwich, Connecticut                06830
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      (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.     OTHER EVENTS.

      On December 29, 2000, United Rentals, Inc. (the "Company") submitted a non-binding proposal letter to the Special Committee of the Board of Directors of Neff Corp. ("Neff") to acquire a majority interest in Neff in accordance with the terms and conditions set forth in a term sheet attached to the proposal letter. The proposal letter is filed as an Exhibit to this Report and is incorporated herein by reference. Also attached as Exhibits to this Report and incorporated herein by reference are a non-binding letter dated December 29, 2000 among the Company, GE Capital Corporation, certain members of the Mas family and Santos Fund I, L.P. in respect of the proposed transaction, and a press release which the Company issued on January 2, 2001 in connection with the proposed transaction. The proposed transaction is subject to numerous conditions. There can be no assurance that these conditions will be met or that this transaction will take place.

      If the transaction is completed, the Company believes it could reduce annual costs of the combined operations by approximately $10 million by integrating operations, improving equipment utilization, taking advantage of economies of scale, eliminating redundant costs, and closing approximately 15 to 18 branches. The Company also believes that the proposed transaction would add 3 to 5 cents per share on an annual basis to the Company's earnings, and that the proposed transaction would have no impact on the Company's credit ratings.

      If the transaction is completed, approximately $80 million of the purchase price and transaction expenses would be funded through borrowings under the Company's credit facility. At December 31, 2000 approximately $490 million was available to the Company under its credit facility.


      Certain statements contained in this Form 8-K are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "would," "expects," "projects," "may," "will," "should," "on track" or "anticipate" or the negative thereof or comparable terminology, or by discussions of strategy. The Company's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable industry conditions could lead to a decrease in demand for the Company's equipment and to a decline in prices and rental rates, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the Company cannot be certain that it will have access to the additional capital that it may require or that its cost of capital will not increase, (4) acquisitions may become more expensive, may have undisclosed liabilities and may be more difficult to integrate, and (5) the Company is highly dependent on the services of its senior management. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)   Exhibits.

         99.1   Press Release, dated January 2, 2001, issued by United
                Rentals, Inc.

         99.2 Proposal Letter, dated December 29, 2000, submitted by United Rentals, Inc. to the Special Committee of the Board of Directors of Neff Corp.

         99.3 Letter, dated December 29, 2000, among United Rentals, Inc., GE Capital Corporation, certain members of the Mas family and Santos Fund I, L.P.





                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                UNITED RENTALS, INC.


Dated:  January 2, 2001         By:  /s/  John Milne
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                                   Name:  John Milne
                                   Title: Chief Acquisition Officer and
                                          Corporate Secretary

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                               EXHIBIT INDEX


Exhibit No.   Description
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99.1          Press Release, dated January 2, 2001, issued by United
              Rentals, Inc.

99.2 Proposal Letter, dated December 29, 2000, submitted by United Rentals, Inc. to the Special Committee of the Board of Directors of Neff Corp.

99.3 Letter, dated December 29, 2000, among United Rentals, Inc., GE Capital Corporation, certain members of the Mas family and Santos Fund I, L.P.